Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS SELECT

PRELIMINARY ESTIMATED FINANCIAL RESULTS FOR

THE FOURTH QUARTER AND YEAR ENDED 2018

MIAMI, FLORIDA, February 19, 2019 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQX: SBSAA) today reported select preliminary estimated financial results for the quarter- and year-ended December 31, 2018.

Financial Highlights

For the fourth quarter 2018, the Company currently estimates consolidated Net Revenue to be between approximately $38.9 million and $39.6 million, an increase of between 7% and 9% over 2017 and Adjusted OIBDA* to be between approximately $16.8 million and $17.5 million, an increase of between 21% and 26% over 2017.

For the full year 2018, the Company currently estimates consolidated Net Revenue to be between approximately $141.7 million and $142.4 million, an increase of between 5% and 6% over 2017 and Adjusted OIBDA* to be between approximately $49.5 million and $50.2 million, an increase of between 36% and 38% over 2017.

Discussion and Results

“Over the past several years we have embarked upon a concerted strategy of unlocking and monetizing the combined power of our leading radio, television, digital and experiential platforms targeting the U.S. Hispanic consumer,” commented Raúl Alarcón, Chairman and CEO.  “Our preliminary fourth quarter and full-year 2018 results have, once again, validated that strategy by demonstrating the true value of our integrated assets and management’s ability to grow the top line while simultaneously implementing strict cost controls at all of our operating units.”

“During the fourth quarter and full-year 2018, we grew our revenue by 7% to 9% and 5% to 6%, respectively, while maintaining our margins at industry-leading levels. We currently expect our full-year 2018 Adjusted OIBDA* to be approximately $50 Million, a 36% or greater increase over the prior year and one of the best operating results in our 35-year history. In addition, our audio rankings, as well as our TV, digital and mobile engagement metrics, also grew significantly.”

“Looking to 2019, we will continue to invest in our future, with a focused approach to maximizing revenues, containing costs, and delivering solid, sustainable growth across all our business lines.”

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.  Certain prior year amounts, which consist primarily of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, Impairment Charges, Restructuring Costs, Recapitalization Costs, Other Operating Gains and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. Adjusted OIBDA does not present station operating income as defined by our 12.5% Senior Secured Notes due 2017. In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile consolidated Adjusted OIBDA to consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Consolidated		Consolidated
	Quarter Ended December 31, 2018		Year Ended December 31, 2018
(Unaudited and in millions)	Low Range	High Range	Low Range	High Range
Net Revenue	$38.9	$39.6	$141.7	$142.4

Adjusted OIBDA*	$16.8	$17.5	$49.5	$50.2
Less expenses excluded from Adjusted OIBDA, but included in operating income (loss):
Stock-based compensation	—	—	—	—
Depreciation and amortization	1.1	0.9	4.0	3.8
(Gain) loss on the disposal of assets, net	0.3	0.2	(12.5)	(12.6)
Recapitalization costs*	2.5	2.0	7.3	6.8
Impairment charges	—	—	0.5	0.5
Operating Income (Loss)	$12.9	$14.4	$50.2	$51.7

	Consolidated
	Quarter Ended	Year Ended
(Unaudited and in millions)	December 31, 2017	December 31, 2017
Net Revenue	$36.4	$134.7

Adjusted OIBDA*	$13.9	$36.5
Less expenses excluded from Adjusted OIBDA, but included in operating income (loss):
Stock-based compensation	—	0.2
Depreciation and amortization	1.1	4.4
(Gain) loss on the disposal of assets, net	(3.1)	(15.9)
Recapitalization costs*	1.5	7.3
Impairment charges	—	—
Operating Income (Loss)	$14.4	$40.5

* Certain prior year amounts, which consist primarily of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

The financial information summarized above has been presented as a range of estimates because it is preliminary and does not reflect the final, or definitive, financial statements of the Company for the quarter- and year-ended December 31, 2018. This select preliminary estimated financial information has been prepared solely on the basis of information that is currently available to management. As a result, it is subject to change based on the completion of the Company’s financial closing procedures, which includes final adjustments, completion of the Company’s internal review and the audit by its independent registered public accounting firm of its financial

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statements, among other things. The Company’s final financial statements for this period may contain material changes from the financial information summarized above (including by any one financial result, or all of the financial results, being below or above the range indicated) and also what one might expect to be in the final financial statements based on the financial information summarized above. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this preliminary estimated financial information.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. (SBS) owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres. SBS also operates AIRE Radio Networks, a national radio platform of over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-focused audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Chief Financial Officer	The Plunkett Group
(305) 441-6901	(212) 739-6740